Exhibit 3.1

BYLAWS

OF

MILLENNIUM BANKSHARES CORPORATION

(As amended on May 25, 2006 and Effective September 1, 2006)

ARTICLE I

STOCKHOLDERS MEETINGS

Section 1.1 Annual Meeting. The annual meeting of the stockholders for the election of Directors and the transaction of such other business as may properly come before it shall be held at the registered office of the Corporation in the Commonwealth of Virginia, or at such place within or without the Commonwealth of Virginia as may be determined by the Board of Directors. The annual meeting shall be held on the fourth Thursday in May of each and every year at 3:00 p.m. or at such date and time as may be determined by the Board of Directors. If that day is a legal holiday, the annual meeting shall be held on the next succeeding day not a legal holiday. The Secretary shall give notice not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, in person or by mail or by electronic dissemination, unless otherwise required by law. All such notices shall state the day, hour, place and purpose(s) of the meeting and the matters to be considered. If, at the stockholders’ meeting, action will be taken to act on an amendment of the articles of incorporation, a plan of merger or share exchange, a proposed sale of assets other than in the regular course of business, or the dissolution of the corporation, notice of the meeting shall be given to all stockholders, whether or not entitled to vote, not less than twenty-five nor more than sixty days before the meeting date, and such notice shall state that the purpose, or one of the purposes, of the meeting is to consider one of the aforementioned actions. Any notice of meeting may be waived by a stockholder by submitting a signed waiver either before or after the meeting, or by attendance at the meeting.

Section 1.2 Special Meeting. Special meetings of stockholders, other than those regulated by statute, may be called at any time by the Chairman of the Board, the Chief Executive Officer, a majority of the Directors, or the President and must be called by the President upon written request of the holders of 20% of the outstanding shares entitled to vote at such special meeting. Written notice of such meetings stating the place within or without the Commonwealth of Virginia, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person or persons by whom or at whose direction the meeting is called shall be given not less than ten nor more than sixty days before the date set for the meeting; except that notice of a special meeting to act on an amendment of the articles of incorporation, a plan of merger or share exchange, a proposed sale of assets other than in the regular course of business, or the dissolution of the corporation, shall be given to all stockholders not less than twenty-five nor more than sixty days before the meeting date, and such notice shall state that the purpose of the meeting is to consider one of the aforementioned actions. If mailed, the notice shall be sent to each stockholder of record in the same manner as notice of the annual meeting. No business other than that specified in the notice of meeting shall be transacted at any such special meeting. Notice of special meeting may be waived by submitting a signed waiver or by attendance at the meeting.

Section 1.3 Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote thereat shall be necessary to constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum shall not be present or represented at such meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting to a future date at which a quorum shall be present or represented. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. At said duly organized meeting, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.4 Record Date. The Directors may fix in advance a date not less than ten nor more than seventy days prior to the date of any meeting of the stockholders or prior to the last day on which the consent or dissent of or action by the stockholders may be effectively expressed for any purpose without a meeting, as the record date for the determination of stockholders.

Section 1.5 Voting. A stockholder entitled to vote at a meeting may vote at such meeting in person or by proxy. Except as otherwise provided by law or the Articles of Incorporation, every stockholder shall be entitled to one vote for each share outstanding in his name on the record of stockholders. Except as these Bylaws otherwise provide, all corporate action shall be determined by vote of a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon. A complete list of the stockholders entitled to vote at any meeting or any adjournment thereof, with the address of and number of shares held by each on the record date, shall, for a period of ten days prior to such meeting, be kept on file at the registered office or principal place of business of the Corporation or at the office of the transfer agent or registrar and shall be subject to inspection by any stockholder at any time during usual business hours except as such right of inspection may be subject to limitations prescribed by law. Such list shall also be produced and kept open at the time and place of the meeting and shall be open to inspection by any stockholder during the whole time of the meeting. Whenever the production of any voting list shall be required by law, the production of a copy thereof certified correct by the transfer agent shall be deemed to be substantial compliance with such requirement.

Section 1.6 Proxies. Every proxy must be dated and signed by the stockholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless otherwise provided therein. Every proxy shall be revocable at the pleasure of the stockholder executing it, except where an irrevocable proxy is permitted by statute.

Section 1.7 Consents. Whenever by a provision of a statute or by these Bylaws the vote of stockholders is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken.

Section 1.8 Presiding Officer. The Board of Directors shall appoint one of its members to be the Chairman to serve at its pleasure. The Chairman of the Board of Directors shall preside over each meeting of the stockholders, or, in the absence of the Chairman, such other person as the Board of Directors may designate from time to time, or, in the absence of such designee or, if no designation has been made, a chairman chosen at the meeting. The Secretary shall act as secretary of each meeting of the stockholders, or, in the absence of the Secretary, such other person as the Board of Directors may designate from time to time, or, in the absence of such designee or, if no designation has been made, the chairman of the meeting may appoint a person to act as the secretary for that meeting until the arrival of the Secretary or the designee of the Board of Directors.

Section 1.9 Stockholder Nominations. (a) Nominations of candidates for election as directors at any annual meeting of stockholders may be made (i) by, or at the direction of, a majority of the directors or (ii) by any stockholder of record entitled to vote at such annual meeting. Only persons nominated in accordance with procedures set forth in Section 1.9(b) shall be eligible for election as directors at an annual meeting.

(b) Nominations, other than those made by, or at the direction of, a majority of the directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation as set forth in this Section 1.9(b). To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the Corporation’s equity securities which are beneficially owned (as such term is defined in Rule 13d-3 or 13d-5 under the Securities Exchange Act of 1934 (the “Exchange Act”)) by such person on the date of such stockholder notice and (4) any other information relating to such person that would be required to be disclosed pursuant to Schedule 13D under the Exchange Act in connection with the acquisition of shares, and pursuant to Regulation 14A under the Exchange Act in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule 14A under the Exchange Act and information which would be required to be filed on Schedule 14B under the Exchange Act with the Securities and Exchange Commission and (ii) as to the stockholder giving the notice (1) the name and address as they appear on the Corporation’s books of such stockholder and any other stockholder who is a record or beneficial owner of any equity securities of the Corporation and who is known by such stockholder to be supporting such nominee(s) and (2) the class and number of shares of the Corporation’s equity securities which are beneficially owned, as defined above, and owned of record by such stockholder on the date of such stockholder notice and the number of shares of the Corporation’s equity securities beneficially owned and owned of record by any person known by such stockholder to be supporting such nominee(s) on the date of such stockholder notice. At the request of a majority of the directors, any person nominated by, or at the direction of, the Board of Directors for election as a director at an annual meeting shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

(c) No person shall be elected as a director of the Corporation unless such person is nominated in accordance with the procedures set forth in Section 1.9 and is eligible to serve as a director under Article II of these bylaws. Ballots bearing the names of all persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in Section 1.9 and are eligible to serve as a director under Article II of these bylaws shall be provided for use at the annual meeting.

(d) A majority of the directors may reject any nomination by a stockholder not timely made in accordance with the requirements of Section 1.9(b). If a majority of the directors determines that the information provided in a stockholder’s notice does not satisfy the informational requirements of Section 1.9(b) in any material respect, the secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the secretary within five (5) days from the date such deficiency notice is given to the stockholder, or such shorter time as may be reasonably deemed appropriate by a majority of the directors. If the deficiency is not cured within such period, or if a majority of the directors reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of Section 1.9(b) in any material respect, then the board of directors may reject such stockholder’s nomination. The secretary of the Corporation shall notify a stockholder in writing whether his or her nomination has been made in accordance with the time and informational requirements of Section 1.9(b). Notwithstanding the procedure set forth in this paragraph, if the majority of the directors does not make a determination as to the validity of any nominations by a stockholder, the chairman of the annual meeting shall determine and declare at the annual meeting whether a nomination was not made in accordance with the terms of Section 1.9(b). If the chairman of such meeting determines that a nomination was not made in accordance with the terms of Section 1.9(b), he or she shall so declare at the annual meeting and the defective nomination shall be disregarded.

Section 1.10 Business to be Brought Before the Meeting. (a) At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon as shall have been brought before the annual meeting (i) by, or at the direction of, the majority of the directors or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in Section 1.10(b).

(b) For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the scheduled annual meeting, regardless of any postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any other stockholder who is the record of beneficial owner (as defined in Section 1.9(a) of these bylaws) of any equity security of the Corporation known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation’s equity securities which are beneficially owned (as defined in Section 1.9(a) of these bylaws) and owned of record by the stockholder giving the notice on the date of such stockholder notice and by any other record or beneficial owners of the Corporation’s equity securities known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial or other interest of the stockholder in such proposal.

(c) A majority of the directors may reject any stockholder proposal not timely made in accordance with the terms of Section 1.10(b). If a majority of the directors determines that the information provided in a stockholder’s notice does not satisfy the informational requirements of Section 1.10(b) in any material respect, the secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have the opportunity to cure the deficiency by providing additional information to the secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as the majority of the directors shall reasonably determine. If the deficiency is not cured within such period, or if the majority of the directors determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of the Section 1.10(b) in any material respect, then a majority of the directors may reject such stockholder’s proposal. The secretary of the Corporation shall notify a stockholder in writing whether such person’s proposal has been made in accordance with the time and information requirements of Section 1.10(b). Notwithstanding the procedures set forth in this paragraph, if the majority of the directors does not make a determination as to the validity of any stockholder proposal, the chairman of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of Section 1.10(b). If the chairman of such meeting determines that a stockholder proposal was not made in accordance with the terms of Section 1.10(b), he or she shall so declare at the annual meeting that any such proposal shall not be acted upon at the annual meeting.

(d) This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed, and received as herein provided.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 General Powers. The management and control of the affairs, business, and property of the Corporation shall be vested in the Board of Directors.

Section 2.2 Number. The number of directors shall be eleven (11), which number may be increased or decreased from time to time by amendment of these Bylaws. The Directors shall be elected at the annual meeting of the stockholders, except as otherwise provided for filling vacancies.

Section 2.3 Terms of Directors. The directors shall be divided into three classes (A, B, and C) as nearly equal in number as possible. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, and shall continue to hold office until their respective successors are elected and qualify or until the director’s death, resignation or removal. In the event of any increase or decrease in the number of directors fixed by the Bylaws, all classes of directors shall be increased or decreased as equally as may be possible.

A director shall be elected to serve a term of three years or to fill the unexpired term of the class to which the directorship position has been assigned. A person appointed by the board to fill the unexpired term of a directorship position shall stand for election to that position at the next stockholders meeting at which directors are elected.

Except as required by law, no person who has reached the age of 72 years shall be eligible to serve as a director, except that a director who reaches the age of 72 years may continue to serve until the next annual meeting of shareholders.

Section 2.4 Stock Ownership. Every director shall be the owner of a minimum of one thousand (1,000) shares of the common stock of the Corporation. Such stock must be unpledged and unencumbered at the time such director becomes a director and during the director’s whole term. Any director violating the provisions of this section shall immediately vacate the office.

Section 2.5 Resignation of a Director. A director may resign at any time by delivering written notice to the Board of Directors, its Chairman, or the Corporation, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

Section 2.6 Removal of a Director. A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided. If there is a failure to fulfill one of the affirmative requirements for qualification, or for cause, provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

Section 2.7 Chairman/Vice Chairman of the Board. At the annual organization meeting, the Board of Directors shall appoint one of its members to be Chairman of the Board to serve for one year or until a successor is elected. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors. In the absence or disability of the Chairman of the Board, a Vice Chairman of the Board, if more than one be appointed, in the order of appointment, shall preside, and in their absence or disability, the board shall choose a member from among those present to preside. If the Chairman of the Board is not also a salaried officer of the Corporation, the Chairman of the Board shall not participate in major policy-making functions of the Corporation, except in the capacity of a director.

Vice Chairman of the Board. The Board of Directors may appoint one or more of its members as vice chairman of the board. The first appointed vice chairman from among the nonmanagement directors shall preside at all sessions not attended by the management directors in the absence of the Chairman of the Board. The Board of Directors may assign to any vice chairman such duties as it deems necessary and advisable. Any vice chairman who is not also a salaried officer of the Corporation is excluded from participating in major policy-making functions of the Corporation except in the capacity of a director.

Section 2.8. Annual Organization Meeting. The annual meeting of the Board of Directors shall be held in each year immediately after and at the same place as the annual meeting of shareholders. No notice of the annual meeting of the Board of Directors need be given. At such meeting the Board of Directors shall elect Officers of the Corporation.

Section 2.9 Regular Meetings. The Board of Directors shall set by resolution the date, time, and place of the regular meetings of the Board. The organization board meeting shall be held immediately after the annual meeting of shareholders at the same location without notice other than this bylaw.

Section 2.10 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, the President, or by a majority of the Directors. Notice of each special meeting shall be given to each Director at least fourteen days before the day on which the special meeting is to be held, or shall be delivered personally or by telephone or by electronic mail to each director not later than the day before the day on which the meeting is to be held. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

Section 2.11 Quorum. At each meeting of the Board of Directors, a majority of the number of directors fixed by the bylaws shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

Section 2.12 Place of Meeting. The Board of Directors may hold its meetings at such places within or without the Commonwealth of Virginia as shall be specified or fixed in the respective notice or waivers of notice thereof.

Section 2.13 Action Without a Meeting. Any action which is required to be taken at a meeting of the directors or of a director’s committee may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed either before or after such action by all of the directors or by all of the members of the committee, as the case may be, and such consent is filed in the minute book of the proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote.

Section 2.14 Powers.

(a) General Powers. The Board of Directors shall have all the power and authority granted by law to the Board, including all powers necessary or appropriate to the management of the business and affairs of the Corporation.

(b) Specific Powers. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Articles of Incorporation and these Bylaws, it is hereby expressly declared that the Board of Directors shall have the following powers:

(1) To confer upon any Officer or Officers of the Corporation the power to choose, remove or suspend assistant officers, agents or servants.

(2) To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.

(3) To appoint a person or persons to vote shares of another corporation held and owned by the Corporation.

(4) To fix the place, time and purpose of meetings of stockholders.

(5) To fix the compensation of Directors for their services.

(6) To create and issue rights, options, or warrants for the purchase of shares of any class of the stock of the Corporation, upon such terms and conditions and for such consideration, if any, and such purposes as the Board of Directors may approve.

(7) To issue, without the necessity of shareholder approval, rights, options, or warrants for the purchase of shares of the common stock of the Corporation to the members of the initial Board of Directors of the Corporation and any other initial subscribers of stock pursuant to the Corporation’s initial private offering on the basis of one warrant to purchase one share of the common stock of the Corporation for each share of the common stock of the Corporation which such shareholder purchases pursuant to the initial private offering of shares of the common stock of the Corporation. Such rights, options or warrants shall be issued upon such terms and conditions as the Board of Directors may approve.

Section 2.15 Removal of Directors by Stockholders. The entire Board of Directors or any individual Director may be removed from office at any time but only for cause and only by the affirmative vote of the holders of more than two-thirds of the voting stock of the Corporation then outstanding at a meeting called for that purpose.

Section 2.16 Vacancies. Newly created directorships resulting from an increase of not more than two in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, shall be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum, or by a sole remaining Director. If there are no Directors in office, then all vacancies in the Board of Directors shall be filled by the vote of stockholders at a regular or special meeting duly called for that purpose. Each director so chosen shall hold office until the expiration of the term of the director, if any, whom he has been chosen to succeed or, if none, until the expiration of the term of the class assigned to the additional directorship to which he has been elected, or until his earlier death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 2.17 Corporate Governance Guidelines. The Board of Directors may adopt such rules and procedures for the conduct of its meetings and for the management of the business and affairs of the Corporation as it may deem proper and not inconsistent with the law, the Articles of Incorporation, and these Bylaws.

Section 2.18 Compensation. Directors may receive such compensation for their services, and allowances for meeting-related expenses, as the Board of Directors may fix from time to time.

Section 2.19 Telephone Meetings. Members of the Board of Directors or any committee of the board may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and a written record can be made of the action taken at the meeting.

ARTICLE III

COMMITTEES OF THE BOARD

Section 3.1 General. The Board of Directors shall have four standing committees: the Executive Committee, the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee. The membership of the standing committees shall be appointed annually at the annual organization board meeting. Other committees with limited authority and their members may be designated by a resolution of the Board of Directors adopted by a majority of the directors present at a meeting at which a quorum is present.

Section 3.2 Executive Committee. The Board of Directors may, in its discretion, designate by resolution an Executive Committee consisting of three (3) or more Directors. Each member of the Executive Committee shall hold office until the annual meeting of the Board of

Directors held next after his election or other manner of appointment, and until his successor shall have been elected and shall qualify, or until he shall cease to be a Director, or his death, resignation or removal. The Executive Committee shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation between meetings of the Board of Directors, except that the Executive Committee shall not have the power to amend the Articles of Incorporation, to make, alter or repeal these Bylaws, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all, or substantially all, of the Corporation’s property and assets, or to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution. The designation of an Executive Committee, the delegation of authority to it, and the exercise of such delegated authority by the Executive Committee, shall not relieve the Board of Directors or any member thereof from the responsibility imposed on it or the director by law. The Board of Directors may remove any member of the Executive Committee and may, by resolution, dissolve the Executive Committee. The Board of Directors shall fill any vacancies on the Executive Committee. The rules contained herein which govern the Board of Directors as to regulations, compensation, meetings, quorum, and consent shall apply to the Executive Committee as well.

Section 3.3 Audit Committee. The Board of Directors shall appoint an Audit Committee that shall be comprised entirely of directors who meet the standards of independence set forth by The Nasdaq Stock Exchange, Inc., and the Sarbanes-Oxley Act of 2002 and the enabling regulations of the Securities and Exchange Commission. The Audit Committee shall be comprised of a minimum of three members and shall perform the functions set forth in a charter adopted by the Board of Directors, as revised from time to time. The committee shall also review any other matters concerning auditing and accounting as it deems necessary and appropriate. The committee shall reports its actions regularly to the Board of Directors.

Section 3.4 Nominating and Governance Committee. The Board of Directors shall appoint a Nominating and Governance Committee that shall be comprised entirely of directors who meet the standard of independence set forth by The Nasdaq Stock Exchange, Inc. Such committee shall be composed of a minimum of three members and shall perform the functions set forth in a charter adopted by this Board, as revised from time to time. The committee shall report its actions after each meeting to the Board of Directors.

Section 3.5 Compensation Committee. The Board of Directors shall appoint a Compensation Committee that shall be comprised entirely of directors who meet the standard of independence set forth by The Nasdaq Stock Exchange, Inc. Such committee shall be composed of a minimum of three members and shall perform the functions set forth in a charter adopted by the Board, as revised from time to time. The committee shall report its actions after each meeting to the Board of Directors.

ARTICLE IV

OFFICERS

Section 4.1 Officers. The Corporation shall have a Chief Executive Officer, a President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect as additional officers, one or more Vice Presidents and one or more assistant officers. Any two or more offices may be held by the same person.

Section 4.2 Term of Office. The Chief Executive Officer, President, Secretary and Treasurer shall each serve for a term of one year and until their respective successors are duly elected and qualified, unless removed from office by the Board of Directors during their respective tenures. All other officers shall be appointed annually by the Board of Directors at its organization board meeting, and each officer shall hold office until the next annual organization meeting or until a successor has been appointed and qualified or until such officer has resigned or has been removed from office. The Board may establish new officer positions or fill vacancies at any meeting of the Board of Directors or Executive Committee.

Section 4.3 Chief Executive Officer. The Chief Executive Officer shall supervise the carrying out of the policies adopted or approved by the Board of Directors. He shall have general executive powers, as well as the specific powers assigned to him by the Board of Directors. The chief executive officer shall prescribe the duties and have general supervision over all other officers, employees, and agents of the Corporation and shall have power to employ, suspend, or remove with or without the advice of the Board of Directors any such officer, employee, or agent unless otherwise specifically provided in these bylaws, and shall fix the salaries of all such officers, employees, and agents of the Corporation, other than those established by the Board of Directors. The chief executive officer shall have power to sign all stock certificates, deeds, contracts, and other instruments authorized by the Board of Directors or its Executive Committee unless other direction is given therefore.

Section 4.4 President. Unless otherwise determined by the Board of Directors, the President shall be the chief administrative officer of the Corporation and as such shall perform such duties as the chief executive officer or the Board of Directors may prescribe from time to time by resolution or as may be prescribed by the bylaws.

Acting as Attorney-in-Fact and Proxy to Vote Corporate Stock. Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.

Section 4.5. Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall keep the minutes of all meetings of the Board of Directors, stockholders and all committees, in books provided for that purpose, and shall attend to the giving and serving of all notices for the Corporation. The Secretary shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. The Secretary shall have the responsibility for authenticating records of the corporation. The Secretary shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him or her by the Board of Directors or the chief executive officer.

Section 4.6 Treasurer. The Treasurer shall also be the Chief Financial Officer of the Corporation. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into his hands. When necessary or proper, unless otherwise ordered by the Board of Directors, he shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. He shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. He shall enter regularly, in books of the Corporation to be kept by him for the purpose, full and accurate account of all monies received and paid by him on account of the Corporation. Whenever required by the Board of Directors, he shall render a statement of the financial condition of the Corporation. He shall at all reasonable times exhibit his books and accounts to any Director of the Corporation, upon application at the office of the Corporation during business hours. He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the President.

Section 4.7 Vice Presidents and Assistant Officers. Unless otherwise determined by the Board of Directors, each Vice President and each Assistant Officer shall have the powers and perform the duties of his respective superior officer. Vice Presidents and Assistant Officers shall have such rank as shall be designated by the Board of Directors and each, in the order of rank, shall act for such superior officer in his absence or upon his disability or when so directed by such superior officer or by the Board of Directors.

Section 4.8 Delegation of Office. The Board of Directors may delegate the powers or duties of any Officer of the Corporation to any other Officer or to any Director from time to time.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 5.1 Contracts. The Board of Directors may authorize any Officer or Officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 5.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 5.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined in these Bylaws or by resolution of the Board of Directors.

Section 5.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

CAPITAL STOCK

Section 6.1 Certificates. The certificates for shares of the Corporation shall be in such form as shall be approved by the Board of Directors. The shares of the Corporation shall be transferable only on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of the certificate or certificates, with an assignment and power of transfer endorsed thereon or attached thereto duly executed, and with such proof of authenticity of the signature as the Corporation or its agents reasonably may require. The certificates shall be signed by the President or a Vice President, and the Secretary or the Treasurer, and shall bear the seal of the Corporation, which seal may be facsimile, engraved, or printed.

Section 6.2 Determination of Stockholders of Record and Closing Transfer Books. The Board of Directors may fix a time, not more than seventy days prior to the date of any meeting of stockholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the stockholders entitled to notice of or to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be given to each stockholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. Unless a record date is fixed by the Board of Directors for the determination of stockholders entitled to receive notice of, or vote at, a stockholders’ meeting, transferees of shares which are transferred on the books of the Corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting. The Corporation may treat the registered owner of each share of stock as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of the owner thereof.

Section 6.3 Lost Share Certificates. Unless waived in whole or in part by the Board of Directors from time to time, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate, shall (i) make an affidavit or affirmation of the facts and circumstances surrounding the same; (ii) advertise such facts to the extent and in the manner the Board of Directors may require; and (iii) give to the Corporation his bond of indemnity with an acceptable surety. Thereupon a new share certificate shall be issued in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefor has been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

Section 6.4 Regulations, Transfer Agent, and Registrars. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates of shares of the stock of the Corporation and may appoint transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both. Nothing herein shall be construed to prohibit the Corporation from acting as its own transfer agent.

Section 6.5 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE VII

NOTICES

Section 7.1 Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these Bylaws or otherwise, the notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders or where otherwise required by law, the general nature of the business to be transacted at such meeting.

Section 7.2 Written Notice. Whenever the provisions of a statute or any of these Bylaws require or permit notice to be given to any Director, Officer, or stockholder, it shall not be construed to require personal notice, but any such notice may be given in writing by depositing the same in a post office or letter box in a postpaid, sealed wrapper, or by delivering the same to a telegraph company for transmission by wire, the cost thereof being prepaid, in either case addressed to such Director, Officer, or stockholder at his address as the same appears on the books of the Corporation, and the time when the same shall be so mailed or delivered to the telegraph company shall be deemed to be the time of the giving of such notice.

Section 7.3 Waivers. Any stockholder, Officer or Director may waive in writing or by telegraph any notice required or permitted to be given under any provisions of any statute or of these Bylaws, either before, at, or after the meeting or other event of which notice is so provided. All stockholders or Directors present at any meeting shall be deemed to have waived any and all notice thereof.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

AND OTHER PERSONS

Section 8.1 Indemnification.

(a) To the full extent that the Virginia Stock Corporation Act, as it existed on the date of incorporation of the Corporation or may thereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages.

(b) To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, the Corporation shall indemnify a director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer.

(c) The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in subsection (b) of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in subsection (b).

(d) The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

(e) In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to subsection (a) of this Article shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee shall each select a nominee, and the nominees shall select such special legal counsel.

(f) The provisions of this Article shall be applicable to all actions, claims, suits or proceedings commenced after the date hereof, whether arising from any action taken or failure to act before or after such date. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

(g) Reference herein to directors, officers, employees or agents shall include former directors, officers, employees or agents and their respective heirs, executors and administrators.

ARTICLE IX

SEAL

Section 9.1 Seal. The seal of the Corporation shall be a flat faced circular die (of which there may be any number of counterparts) with the word “SEAL” and the name of the Corporation engraved thereon and shall be impressed adjacent hereto.

ARTICLE X

FISCAL YEAR

Section 10.1 Fiscal Year. The Board of Directors shall have the power by resolution to fix the first fiscal year of the Corporation and if the Board of Directors does not fix the fiscal year then the fiscal year shall end on December 31 of each year. The Board of Directors shall have the right to amend the Bylaws and change the fiscal year.

ARTICLE XI

AMENDMENTS

Section 11.1 Amendments. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the Board of Directors. The power to adopt, amend or repeal bylaws conferred upon the Board of Directors shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

ARTICLE XII

INTERPRETATION OF BYLAWS

Section 12.1 Interpretation. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the Virginia Stock Corporation Act, Virginia Code §13.1-601 et seq., as amended, and as amended from time to time hereafter.